ERNST & YOUNG                 Ernst & Young LLP             Phone:  604 891-8200
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June 15,2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549


Gentlemen:

We have read Item 4.01 of Form 6-K dated June 8, 2006 of SOIL BIOGENICS LIMITED (the "Company") and:

- We are in agreement with the statement made in the third sentence of paragraph one but we have no basis to agree or disagree with the statements made in the first and second sentences of this paragraph. We were informed of our dismissal on June 8, 2006.

-    We are in agreement with the statements made in paragraphs three and four.

- We have no basis to agree or disagree with the statements made in paragraphs two and five.


Yours truly,

/s/ Ernst & Young LLP


ERNST & YOUNG LLP